                                                                    EXHIBIT 99.1



                             ARTICLES OF INCORPORATION

                                                                EXHIBIT 99.1

     SEAL
     ARTICLES OF INCORPORATION - NORTH DAKOTA BUSINESS  FOR OFFICE USE ONLY
     OR FARMING CORPORATION                             Validation
     NORTH DAKOTA SECRETARY OF STATE
     SFN 16812 (6-89)

     SEE PAGE 4 FOR FILING AND MAILING INSTRUCIONS



                                                        FILE No. 1924400

   We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation organized under North Dakota Business Corporation Act, adopt the following Articles of incorporation for such
Corporation:

     Article 1. The name of said Corporation shall be: Integrity Fund of Funds, Inc.



     Article 2.  The period of its duration is perpetual .

     Article 3. The purpose for which the Corporation is organized are general business purposes, OR:

                 To engage in business as a management investment company registered under the Investment Company Act of 1940.

                 To do everything necessary, proper, advisable, or convenient for the accomplishment of the above purpose and to do every other act and thing incidental thereto.
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     Article 4.

               A. Aggregate number of shares the corporation has authority to issue
                    One billion (1,000,000,000) shares, all of one class
               B.   Par value per share authorized by corporation
                    One-tenth of one mill ($.0001) each
               C. If shares are divided into classes, they are identified as follows:
                    CLASS                 NO.OF SHARES       PAR VALUE PER SHARE




          Article 5.
                   A.   Name of Registered Agent
                        Peter A. Quist
                   B. Social Security or Federal ID # of Registered Agent 574-10-7438
   C. Address of Registered Office            City        State         Zip Code
       201 South Broadway                      Minot       ND           58701
   D. Address of Executive Office
       (if different than "C")                  City        State       Zip Code


     E. The articles of incorporation are accompanied by a signed consent of the registered agent with a filing fee of $10.


          Article 6. Other provisions by which this corporation shall be governed: (if none, insert "none")

          No shareholder shall be entitled as a matter of right to subscribe for or purchase or receive any new or additional issue of shares or securities convertible into shares, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

          Any action, other than an action requiring shareholder approval, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present.



Page 2
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Article 7.  A. The name, social security number, and address of each incorporator:

       SOCIAL SECURITY
     NAME                NUMBER           ADDRESS                 CITY          STATE        ZIP
     Peter A. Quist     ###-##-####     201  South Broadway,     Minot,          ND         58507



                    B. SIGNATURES

          I (We), the above named *incorporator(s), have read the foregoing Articles of incorporation, know the contents, and believe the statements made therein to be true.

                         Dated             June 1                  1994
     Signature





B.  FEES:

Filing  $30.00
Consent of Registered Agent    $10.00
Minimum License Fee    $50.00
Additional License Fees

   (Equal to $1 0.00 for every additional
    $1 0,000 in excess of $50,000)

SEE INSTRUCTIONS ON PAGE 4.




                            OFFICE USE ONLY
                                                     Certificate No.

                                                     Date Filed
                                                                   6 - 1 - 94

                                                     Fee Paid

                                       Filed By



4 16812 Page 3

     SEAL
     STATEMENT 0F C0NSENT T0 SERVE AS A REGISTERED AGENT
     SECRETARY OF STATE                                        FILE NO.  1924400
     SFN 7974 (02 -89)

                                  INSTRUCTIONS

This Statement of Consent is to be filed by both Foreign and Domestic corporations. Print legibly or type. File duplicate originals (two copes both with original signatures).

SEND TO: Secretary of State
State Capitol
Bismarck, ND  58505                              Filing Fee $10.00


IF REGISTERED AGENT 1S AN INDIVIDUAL.  COMPLETE THIS SECTION

Name of Registered Agent                            Date
                Peter A. Quist                      June 1, 1994

For the Corporation of (Use exact corporate name)

                                       Integrity Fund of Funds, Inc.

I accept the appointment to serve in the capacity of registered agent for the above corporation.

                                                /Peter A. Quist/
                                                Signature of Registered Agent

          IF REGISTERED AGENT IS A CORPORATION - COMPLETE THIS SECTION

 (The incorporating or authorizing corporation cannot serve as its own agent.)

Person Signing Statement      Title                                    Date

Name of Corporate Registered Agent (Use exact corporate name)

To Represent the Corporation of (Use exact corporate name)
On behalf of the corporation named above as Corporate Registered Agent, I accept this appointment to serve in the capacity of registered agent.

     Signed for corporation acting as agent

                SECRETARY OF STATE USE ONLY

Filing Date 6 -1 - 94
     /Alvin A. Jaeger
     Secretary of State

     BY: /NB/

RECEIPT  NO:

                             State of North Dakota

                                     (SEAL)


                          CERTIFICATE OF INCORPORATION


                                       OF


                         INTEGRITY FUND OF FUNDS, INC.


     The undersigned, as Secretary of State of the State of North Dakota, hereby certifies that Articles of Incorporation for the incorporation of

                         INTEGRITY FUND OF FUNDS, INC.


     duly signed and verified pursuant to the North Dakota statutes governing a North Dakota business corporation, have been received in this off ice and are found to conform to law.

     ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this Certificate of Incorporation to

                         INTEGRITY FUND OF FUNDS, INC.



          Dated: June 1, 1994



                                                   /Alvin A. Jaeger/
                                                   Alvin A. Jaeger
                                                   Secretary of State